S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants

                                  May 30, 2001


U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On May 30, 2001, this firm received a copy of Form 8-K - Current Report to be filed by Universal Media Holdings, Inc. (SEC File # 000-28459, CIK # 1100779) (Universal) on or about May 30, 2001. We have reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K.

We note the following related to the statements contained therein.

The independent certified accounting firm of S. W. Hatfield, CPA was the auditor of record of Net-Tronics Communications Corporation (Net-Tronics) through December 31, 1999. Our audit report issued on the financial statements of Net-Tronics Communications Corporation as of and for the years ended December 31, 1999 and 1998 was unqualified. We also reviewed the quarterly financial statements contained in Form 10-QSB for Net-Tronics Communications Corporation as of and for the quarter ended March 31, 2000, pursuant to Release 34-42266 issued by the U. S. Securities and Exchange Commission.

During April 2000, Net-Tronics was acquired as a wholly-owned subsidiary of Universal and Universal, by means of the acquisition of Net-Tronics, attributed to the SEC reporting requirements thereof.

Pursuant to guidance received by S. W. Hatfield, CPA from the U. S. Securities and Exchange Commission as such advise related to the actual auditor of record in situations where a Registrant (Net-Tronics) was acquired by a then non-reporting entity (Universal), S. W. Hatfield, CPA was officially the auditor of record for Universal by rule as Universal attributed to the reporting requirements and history of Net-Tronics.

On September 29, 2000, due to a lack of any communication from Universal management, S. W. Hatfield, CPA resigned as the auditor of record and declined future appointments for engagements related to Universal.

Accordingly, we specifically note that S. W. Hatfield, CPA had no communication from Universal management between April 14, 2000 and our receipt of the draft Form 8-K on May 30, 2001 and was never made aware either the Board of Directors actions nor the reported dismissal date of April 14, 2000, as noted in the text of the Form 8-K. Further, we received no acknowledgment or response to our September 29, 2000 letter to Universal management. Our communication with Universal dated September 29, 2000 is attached as an integral component of this letter.

We have no further disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA

                      Use our past to assist your future sm
(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants

                               September 29, 2000



Universal Media Holdings, Inc.
110 Smithtown, Suite 100
Nesconset NY 11767

RE:      SEC File #: 000-28459
         CIK #: 1100779

Gentlemen:

Pursuant to a Form 8-K filed with The U. S. Securities and Exchange Commission filed by your Company on April 14, 2000, as subsequently amended, your Company is the successor to the periodic reporting requirements of Net-Tronics Communications Corporation.

We were the auditors of record for Net-Tronics Communications Corporation as of the date(s) of the transactions reported in the Form 8-K as referred to above. In direct response to an inquiry by our Firm to the U. S. Securities and Exchange Commission, we were informed that as the auditor of record for Net-Tronics Communications Corporation, is thereby continued as the auditor of record for Universal Media Holdings, Inc. until such time that Universal Media Holdings, Inc. makes the appropriate disclosures pursuant to Item 304 of Regulation S-B or Regulation S-K (copy of SEC letter attached).

Our Firm has had no contact with your Company since the filing of the Form 8-K on April 14, 2000.

Accordingly, we hereby resign as the independent certified accounting firm for Universal Media Holdings, Inc., effective immediately. Further, by copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between Universal Media Holdings, Inc. (SEC File # 000-28459, CIK #1100779) has ceased.


                      Use our past to assist your future sm

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

Universal Media Holdings, Inc.
September 29, 2000
Page 2




Please provide us with a copy of the required Form 8-K filing, due to the U. S. Securities and Exchange Commission within five (5) working days of this letter, for our review and appropriate response in Exhibit 16.1 of said Form 8-K filing.

Yours truly,
S. W. HATFIELD, CPA



Scott W. Hatfield, CPA

SWH/

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, NW
         Washington, DC 20549